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                           Conectiv Operating Services
                                     Company

                                      15.3

                           Certificate of Amendment of
                         Certificate of Incorporation of
                           Delmarva Operating Services
                                     Company
                             Filed December 9, 1998
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       DELMARVA OPERATING SERVICES COMPANY

                         Pursuant to Section 242 of the
                           General Corporation Law of
                              the State of Delaware


           The undersigned, the President and Assistant Secretary of Delmarva Operating Services Company (the "Company"), a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware do hereby certify that the following resolution was submitted to, approved and adopted by unanimous written consent of the Board of Directors of the Company pursuant to Section 141 of the General Corporation Law of the State of Delaware, all in accordance with Section 242 of the General Corporation Law of the State of Delaware:

             RESOLVED, That the Certificate of Incorporation of the Company be, and hereby is, amended by deleting the title and the first paragraph thereof and substituting in lieu there of the following:

                          "CERTIFICATE OF INCORPORATION

                                       OF

                       CONECTIV OPERATING SERVICES COMPANY

                      FIRST: The name of the Corporation is
                      Conectiv Operating Services Company."

         IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its President and attested to by its Assistant Secretary this 9th day of December, 1998.

Attest:

By:___________________________              By:___________________________
     Carol C. Conrad                              Thomas S. Shaw
     Assistant Secretary                          President